UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: December 11, 2025

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1990 Main Street Suite 750 Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OGEN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) Compensatory Arrangements of Certain Officers.

Executive Officer Compensation. The Board of Directors (the “Board”) of Oragenics, Inc. (the “Company”), consistent with the previously disclosed compensation program, reviewed the base compensation of the Company’s Chief Executive Officer, Ms. Janet Huffman, and on December 11, 2025, the Board authorized an increase of five percent (5%) in her annual base salary, from $325,000 to $341,250, effective January 1, 2026. Additionally, consistent with her employment agreement and the Company’s previously disclosed compensation program, the Board considered her performance measured against her performance goals and determined she was entitled to a bonus of $110,500.

Award of Stock Options. On December 11, 2025, the Board approved an option award to the Chief Executive Officer to purchase 250,000 shares of Company common stock under the Company’s 2021 Equity Incentive Plan, as amended (the “Plan”) at an exercise price of $0.93 per share, the closing price on the December 11, 2025, the date of grant. The options are subject to time-based vesting in equal annual installments over a three-year period on the first, second and third anniversaries of the date of the grant, provided that the recipient remains employed with the Company through the vesting dates. The stock option awards are subject to the standard terms and conditions of the Company’s form of stock option agreement, which includes earlier vesting upon a change in control of the Company.

On December 11, 2025, the Board also awarded each Non-Employee Director an option award to purchase 125,000 shares of Company common stock under the Plan, at an exercise price of $0.93 per share, the closing price on the date of grant, which options vested immediately. As previously reported, on September 1, 2025, Natasha Giordano was appointed the Company’s Board of Directors. As such, consistent with the Company’s previously disclosed Non-Employee Director Compensation Program, the Board awarded Ms. Giordano an onboarding stock option to the purchase of shares of Company common stock equating to $30,000 with an exercise price set as the closing price of the Company’s common stock on the day immediately prior to the appointment to the Board, which option vested immediately.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 15th day of December 2025.

ORAGENICS, INC. (Registrant)

BY:	/s/ Janet Huffman
Janet Huffman Chief Executive Officer